UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT




PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) October 8, 2002




                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


        Delaware                     1-3390                04-2260388
(State or other jurisdiction of    (Commission           (I.R.S. Employer
 incorporation or organization)    File Number)         Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                     66202
(Address of principal executive offices)                       (Zip Code)



(Registrant's telephone number, including area code)    (913)676-8800



                            Not Applicable
(Former name or former address, if changed since last report.)



Item 5.  Other Events

On October 8, 2002, Seaboard Corporation (Seaboard) completed the private placement of $109.0 million in Senior Notes due 2009 and 2012 with a weighted average interest rate of 6.29%. Seaboard plans to use the proceeds from this private placement for general corporate purposes and to purchase certain hog production facilities currently under lease with Shawnee Funding, Limited Partnership, for approximately $120.0 million. Seaboard expects to complete the purchase of these facilities during the fourth quarter of 2002.




SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  October 8, 2002

                           Seaboard Corporation


                           by:  /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Treasurer and Chief Financial Officer